UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 16, 2009

EDCI HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34015	26-2694280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 East 44th Street
New York, New York 10017
(Address of Principal
Executive Offices)

(646) 401-0084
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Following Mr. Michael W. Klinger’s (“Mr. Klinger”) separation from employment on April 13, 2009, Mr. Klinger, EDCI Holdings, Inc., Entertainment Distribution Company, Inc., Entertainment Distribution Company, LLC and Entertainment Distribution Company (USA) LLC (the “EDC Companies”), and Mr. Robert L. Chapman, Jr. have been engaged in litigation.  The Board of Directors, Mr. Chapman, and Mr. Klinger have reached a settlement of all legal disputes existing between them.  As a result, the EDC Companies have withdrawn their notice of termination for cause, retroactive to April 13, 2009, and Mr. Klinger has withdrawn his notice of resignation for good reason.  The EDC companies have accepted Mr. Klinger's voluntary resignation effective December 17, 2009.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
99.1	EDCI – Michael W. Klinger Settlement Agreement and General Mutual Release dated 12/16/09
99.2	EDCI Press Release Announcing Klinger Settlement dated 12/17/09

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDCI HOLDINGS, INC.

Date: December 17, 2009	By:	/s/ Clarke H. Bailey
Clarke H. Bailey
Chief Executive Officer